UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 16, 2020

TrueBlue, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Washington
(State or Other Jurisdiction
of Incorporation)

001-14543	91-1287341
(Commission File Number)	(IRS Employer Identification No.)

1015 A Street, Tacoma, Washington 98402
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code:    (253) 383-9101

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	TBI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
On March 16, 2020, TrueBlue, Inc. (the “company”) entered into an amendment of its Revolving Credit Facility (the “Amendment”). The original Revolving Credit Facility was entered into on July 13, 2018 and the company timely filed a related 8-K Current Report, which may be found on the company’s website. The Amendment was entered into with Bank of America, N.A. as administrative agent, BofA Securities, Inc., PNC Capital Markets LLC and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners, and Wells Fargo Bank, N.A., PNC Bank, N.A., KeyBank, N.A., and HSBC Bank USA, N. A. as co-agents, and the lenders.

Pursuant to the Amendment, the company and the lenders agreed to modify certain provisions of the Revolving Credit Facility. In particular, the Maturity Date of the Revolving Credit Facility was extended from July 13 of 2023 to March 16 of 2025 and the parties agreed to replace the previous provision for a LIBOR Successor Rate with a new provision that provides for a LIBOR Successor Rate that is one or more secured overnight financing rates or another alternate benchmark rate subject to certain conditions.

The Revolving Credit Facility as amended continues to provide a revolving line of credit of up to $300 million, and also includes the following:

• Accordion. The Revolving Credit Facility contains an accordion feature which, subject to lender approval, provides the company with the option to increase the total amount of the facility up to $450 million.

• Loan fees and interest. Under the terms of the Revolving Credit Facility, the company pays a variable rate of interest on the outstanding principal balance, a fee on outstanding letters-of-credit and a commitment fee. These rates are based on LIBOR or the base rate (highest of (a) Federal Funds Rate plus 0.50%, (b) Bank of American prime rate and (c) LIBOR plus 1.0%), plus an applicable spread, as set forth below:

Consolidated leverage ratio	Base rate loans	Eurodollar loans	Letters of credit	Commitment fee
< 1.00:1	0.25%	1.25%	1.00%	0.250%
≥ 1.00:1 but < 1.50:1	0.50%	1.50%	1.25%	0.275%
≥ 1.50:1 but < 2.00:1	0.75%	1.75%	1.50%	0.300%
≥ 2.00:1 but < 2.50:1	1.00%	2.00%	1.75%	0.325%
≥ 2.50:1 but < 3.00:1	1.25%	2.25%	2.00%	0.350%
≥ 3.00: 1	1.50%	2.50%	2.25%	0.375%

Under the terms of the Revolving Credit Facility, letters-of-credit also include a fronting fee of 0.50%.
• Collateral. Obligations under the Revolving Credit Facility are secured by certain collateral of the company and its domestic subsidiaries.
• Covenants. The Revolving Credit Facility contains customary representations and warranties, events of default, and affirmative and negative covenants, including, among others, financial covenants based on the company’s leverage and fixed charge coverage ratios.
This description of the Revolving Credit Facility and the Amendment does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the credit agreement, which is attached as Exhibit 10.1 to this Form 8-K, and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
To the extent required by Item 2.03 of Form 8-K, the information contained or incorporated in Item 1.01 of this Form 8-K with respect to the Revolving Credit Facility as amended is incorporated by reference in this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.
(d)Exhibits

Exhibit Number	Exhibit Description	Filed Herewith
10.1	First Amendment to Credit agreement dated as of March 16, 2020 by and among Bank of America, N.A., Wells Fargo Bank, N.A., PNC Bank, National Association, Key Bank, HSBC and TrueBlue, Inc.	X
104	Cover page interactive data file - The cover page from this Current Report on Form 8-K is formatted as Inline XBRL	X

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUEBLUE, INC.
(Registrant)

Date:	March 16, 2020	By:	/s/ Derrek L. Gafford
Derrek L. Gafford
Chief Financial Officer and Executive Vice President